                                                                   EXHIBIT 10.31


                                   AGREEMENT
                                   ---------


     AGREEMENT dated as of June 3, 1997, by and among MEDGROUP MANAGEMENT, INC., a Kentucky corporation ("MMI"), ATRIA COMMUNITIES, INC., a Kentucky corporation ("Atria"), and Atrium at St. Matthews, LLC a Kentucky limited liability company ("Atrium").

                                  WITNESSETH:

     WHEREAS, by means of Articles of Organization, filed with the Commonwealth of Kentucky on March 5, 1997, MMI and Atria formed Atrium under the limited liability company laws of the Commonwealth of Kentucky, and became initial Members thereof; and,

     WHEREAS, MMI and Atria, as initial Members of Atrium, have authorized, approved and promulgated an Operating Agreement for Atrium, on even date herewith, which includes provisions covering, among other items, initial contributions to Atrium, management of the entity, events resulting in dissociation, and procedures for dissolution; and,

     WHEREAS, certain agreements reached between MMI and Atria, as accepted and acknowledged by Atrium, in regard to mortgage financing to be supplied to Atrium by Atria, and certain rights of first refusal granted by Atria to MMI, affect Atrium and/or the relationship between MMI and Atria, but are not appropriately cited in said Operating Agreement, or in a certain Management Agreement, executed by and between Atrium and Atria on even date herewith; and,

     WHEREAS, MMI, Atria and Atrium desire to formalize these other agreements.

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, covenants, and conditions herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

     1. Financing for the Atrium Project. Thirty (30) days after the Effective Date hereof, which is also the effective date of the Operating Agreement for Atrium, Atria agrees to provide mortgage financing to Atrium, in an amount of $4,160,000; this amount representing the difference between the consideration contributed by both MMI and Atria as their initial Capital Contributions to Atrium, as set forth in Exhibit A to the Operating Agreement, and the anticipated total costs of the project of $5,200,000 being undertaken by Atrium, located at Hubbards Lane, Louisville, Kentucky, which will include 70 units of assisted living facility, as described in more detail in Exhibit I hereto (the "Project"). Such mortgage financing will be upon such terms, conditions and provisions as are mutually

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acceptable to Atrium, MMI, and Atria; provided, however, the interest rate charged by Atria to Atrium for the permanent mortgage financing shall be equal to Twenty-Five (25) basis points, in excess of Atria's cost of funds (the "Cost of Funds") (i.e., the amount Atria pays pursuant to its $200,000,000 Credit Facility Agreement dated August 15, 1996 by among Atria, as Borrower, and the lending institution named therein, PNC Bank as Administrative Agent, as the same may be amended from time to time. Atria's Cost of Funds shall include interest paid by Atria under the Credit Facility Agreement and the guaranty fee (the "Guaranty Fee") paid by Atria to Vencor, Inc., at the rate of 1-1/2% per annum on the unpaid principal balance directly advanced for the construction of the Project within the development pool (the "Development Pool") under the Credit Facility Agreement, until construction of the Project has been completed and the Project has been placed in the mature property pool (the "Mature Property Pool") under the Credit Facility Agreement, at which time Atria's obligation to pay the Guaranty Fee to Vencor, Inc. shall automatically cease and terminate. As of the execution of this Agreement, Atria's Cost of Funds is currently 7.1562%. The parties also acknowledge that, pursuant to this Credit Facility Agreement, a mortgage must be given on the real estate associated with the Project, and Atrium must guarantee said Credit Facility. Other than the initial mortgage financing for the Atrium Project as referenced above, and any other additional financing, including additional financing necessary to fund operating losses incurred by the Project during its first two years of operation, shall not exceed $500,000. Any other additional or subsequent financing for Atrium or the Project shall require unanimous written consent of MMI and Atria.

     2. Exclusive Option and Territory. MMI shall have the exclusive right by way of execution of a right of first refusal agreement between MMI and Atria, within forty-five (45) days after receipt of a written notice from Atria, to become the sole participant with Atria in any and every other, future assisted living projects and facilities (similar in concept to Atrium), in which Atria may become involved hereafter, from the date of the execution of the Agreement, that may be sited in Louisville and Jefferson County, Kentucky; Lexington and Fayette County, Kentucky; Elizabethtown and Hardin County, Kentucky; Southern Indiana, including, but not limited to, Clark, Floyd, Washington and Scott Counties; and including all contiguous areas within a fifty (50) mile radius from each of such locations. It is understood that, in the event that MMI shall fail to exercise its exclusive right to participate in any given assisted living project with Atria, Atria has the right to pursue said project, either alone or with any third party. MMI shall, nevertheless, have a continuing right to exercise the exclusive option to participate, granted herein, in regard to the ownership of any other facilities or projects as Atria may suggest that are located at the sites referred to above in this Section. It is specifically understood and agreed by the parties that if MMI does exercise its right of first refusal described above, MMI shall be permitted to purchase, at inception, a minimum equity interest of ten percent (10%) in any such future Atria project(s) and facility(ies) and exercises its option right, or in an entity to be organized for such a project, up to a maximum of forty percent (40%). The purchase price for MMI's interest shall be, on a pro rata basis, equal to the purchase price for the other participants in the

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project.  The parties agree that the same forms of operating and management agreements will be utilized in all future projects, unless modified by all of the parties hereto. All future projects and facility(ies) in which MMI exercises its exclusive right of first refusal shall be financed upon the same terms as contained herein and that the LLC which shall owns such future project(s) and facility(ies) shall issue a mortgage and a guarantee as required by Atrium hereunder.

     Notwithstanding anything to the contrary hereinabove expressed, MMI shall not have an exclusive option to become a participant with Atria in, nor shall Atria be precluded from being involved with, any future project to be constructed on the campus or the contiguous expansion of the campus of, or on any property currently owned by, any other health care organization in any geographical area, , including without limitation, those listed above.

     3. Termination. Any of the parties hereto may terminate this Agreement if the other party or parties fail to perform their undertakings, set forth above, provided that the party desiring to terminate shall give the other party or parties written notice specifying the failure to perform and an opportunity to cure within thirty (30) days of notice. If the failure of performance is not cured, or good faith, diligent effort to cure said failure of performance is not commenced within said notice period, then this Agreement shall terminate at the end of the notice period.

     4. Put Option. MMI shall have the right, at its sole option, to put and tender its interest in Atrium to Atria at anytime. Notice of MMI's election to put its interest to Atria must be given in writing as set forth in Section 6(g) herein. The purchase price that Atria must pay for MMI's interest in Atrium shall be forty-percent (40%) of the fair market value ("Fair Market Value") of the Project less its unpaid principal balance ("Unpaid Principal Balance"), or forty-percent (40%) of the equity ("Equity") in the Project. For the purpose of this Section, the terms "Fair Market Value", Unpaid Principal Balance, and "Equity" shall mean as follows:

     (a) Fair Market Value. The term "Fair Market Value" shall be determined by an independent MAI qualified appraiser selected by mutual agreement of MMI and Atria. In the event MMI and Atria are unable to agree on an appraiser, then each shall select their own appraiser to determine fair market value. Should the difference on the fair market value by the two appraisers be less than 20% of the higher of the two appraisals, then the two appraisals will be averaged to determine fair market value. If the difference between the two appraisals exceed 20% of the highest appraisal, then the two appraisers shall select a third independent MAI qualified appraiser and the three appraisals shall be averaged to determine fair market value.

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     (b)  Unpaid Principal Balance. The term "Unpaid Principal Balance" shall mean the initial mortgage financing on the Project of $4,160,000, reduced by principal payments of $208,000 on an annualized basis and $17,333 on a monthly basis over a 20 year period. For example, at the end of 5 years the Unpaid Principal Balance would be $3,120,000. The Unpaid Principal Balance shall also include any additional financing permitted and approved under the terms of this Agreement.

     (c) Equity. The term "Equity" shall mean the difference between the Fair Market Value of the Project and the Unpaid Principal Balance.

     (d) Example. Should MMI put its interest in Atrium to Atria after a 5 year period, MMI would be entitled to receive $2,752,000 as computed below:

     Fair Market Value (as determined by appraisal process)    $10,000,000
     Unpaid Principal Balance                                    3,120,000
                                                               -----------
     Equity in Project                                         $ 6,880,000
     MMI Pro Rata Percentage                                        40%
     PUT PURCHASE PRICE                                        $ 2,752,000

     5. Assignment. Neither party may assign its interest, nor delegate the performance of its obligations under this Agreement without obtaining the prior written consent of the other party.

     6.   Provision of Medical and Other Healthcare Services to Project.

     Atria shall manage and provide all services at the facility that constitute assistance with activities of daily living, in accordance with the management agreement (the "Management Agreement") which is attached hereto and incorporated here and by reference, in its entirety, and marked Exhibit "A". Atria and MMI jointly shall agree on the operation of the wellness clinic to be developed at the facility. With respect to any healthcare services that involve third party reimbursement of any kind and which require a CON, MMI, an affiliate of Jewish Hospital Healthcare Services, Inc. and any of MMI's other affiliates, shall be the provider of those services at the facility to the extent legally and practicably possible. Atria and MMI shall enter into agreements which properly reflect the intent set forth herein.

     7.   Miscellaneous

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          (a) Waiver. A party's failure to insist on compliance or enforcement of any provision of this Agreement, shall not affect the validity or enforceability or constitute a waiver of future enforcement of that provision or of any other provision of this Agreement by that party or any other party.

          (b) Governing Law. This Agreement shall in all respects be subject to, and governed by, the internal laws of the Commonwealth of Kentucky.

          (c) Severability. The invalidity or unenforceability of any provision in the Agreement shall not in any way affect the validity or enforceability of any other provision and this Agreement shall be construed in all respects as if such invalid or unenforceable provision had never been in the Agreement.

          (d) Amendments. This Agreement may be amended at any time by mutual consent of the parties, with any such amendment to be invalid unless executed in writing by both parties.

          (e) Entire Agreement. This Agreement contains the entire agreement and understanding by and among Atria, MMI and Atrium, as appropriate, with respect to mortgage financing for the Project and rights of first refusal regarding participation in future Atria ventures, and no representations, promises, agreements, or understandings, written or oral, relating to the said financing covenants and/or rights of first refusal provided by Atria to MMI and/or Atrium not contained in this Agreement shall be of any force or effect.

          (f) Headings. The various headings in this Agreement are inserted for convenience only and are not to be used in interpreting the Agreement.

          (g) Notices. All notices and other communications shall be in writing, shall be given either by personal delivery or by telex, facsimile, courier or telegraph or sent by registered or certified mail, return receipt requested. All notices and other communications shall be deemed given when actually received by a party. Notice shall be directed to a party at its address set forth below or such other address as shall be given in accordance with this Section:

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                    (i)  If to Atria:

                         W. Patrick Mulloy, II
                         President & CEO
                         515 West Market Street
                         Louisville, KY 40202

               or to such other address as Atria may from time to time designate, by notice to the other parties;

                    (ii) If to Atrium:

                         W. Patrick Mulloy, II
                         President & CEO
                         515 West Market Street
                         Louisville, KY 40202

               or to such other address as Atrium may from time to time designate, by notice to Atria and MMI;


                    (iii) If to MMI:

                          Ronald Greenberg, Sr. Vice President
                          Jewish Hospital HealthCare Services, Inc.
                          217 East Chestnut Street
                          Louisville, KY 40202

                          cc:  James S. Goldberg
                               Steven A. Goodman
                               Goldberg & Simpson, P.S.C.
                               3000 National City Tower
                               Louisville, KY  40202

               or to such other address as MMI may from time to time designate, by notice to the other parties.


     IN WITNESS WHEREOF, the MMI, Atrium and Atria have duly executed this Agreement as of the day and year first above written.

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                                      ATRIA COMMUNITIES, INC.

                                      BY: /s/ W. Patrick Mulloy, II
                                          --------------------------------------
                                      TITLE: President & Chief Executive Officer
                                             -----------------------------------

                                      MEDGROUP MANAGEMENT, INC.

                                      BY: /s/ Ronald Greenberg
                                          --------------------------------------
                                      TITLE: Vice President
                                             -----------------------------------


                                      ATRIUM AT ST. MATHEWS, LLC
                                      ------------------------------------------

                                      BY: /s/ W. Patrick Mulloy, II
                                          --------------------------------------
                                      TITLE: President & Chief Executive Officer
                                             -----------------------------------

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                                   EXHIBIT A
                                   ---------

                      BOOK VALUE OF CAPITAL CONTRIBUTIONS
                      -----------------------------------
                           ___________________, 1997


                                                                      Membership
Member                          Capital Contributions Date             Interest
------                          --------------------------             --------

Medgroup Management, Inc.       $  416,000                                   40%

Atria Communities, Inc.            624,000                                   60%


TOTAL:                          $1,040,000
                                ----------

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